AMENDMENT NUMBER TWO TO FIRST AMENDED AND
     RESTATED ASSUMPTION, EXTENSION AND LOAN AGREEMENT

     This Amendment Number Two to First Amended and Restated Assumption, Extension and Loan Agreement (the "Amendment") is made as of October 21, 1996 by and among Fleet National Bank, a national banking association with a place of business at 111 Westminster Street, Providence, Rhode Island 02903 (the "Lender"), Marvin L. Slomowitz, individual, with a place of business at 600 Third Avenue, Kingston, Pennsylvania 18704 (the "Sponsor"), Mark Centers Limited Partnership, a Delaware limited partnership, with a place of business at 600 Third Avenue, Kingston, Pennsylvania 18704 (the "Borrower"), and Mark Centers Trust, a Maryland real estate investment trust, with a place of business at 600 Third Avenue, Kingston, Pennsylvania 18704 (the "REIT"). Capitalized terms used in this Amendment shall have the same meaning as set forth in the Loan Agreement (hereinafter defined) unless they are otherwise defined in this Amendment. Other capitalized terms not contained in the Loan Agreement shall have the meanings as set forth herein.

                       WITNESSETH THAT:

     WHEREAS, Lender, Borrower, REIT and Sponsor entered into that First Amended and Restated Assumption, Extension and Loan Agreement dated as of May 30, 1995, as amended by Amendment Number One to First Amended and Restated Assumption Extension and Loan Agreement dated as of December 6, 1995 (the "Loan Agreement" and collectively with this Amendment, the "Agreement") which established a so-called revolving line of credit subject to the terms of the Loan Agreement and the Consolidated Revolving Credit Note;

     WHEREAS, Borrower has requested the release of three (3)
Mortgaged Properties as security for the Loan in exchange for a payment to Lender of principal in the amount of $8,105,000 and of accrued interest and for certain modifications to the Loan
Agreement;

     WHEREAS, Borrower has paid $8,105,000 to Lender and Lender has agreed to release Northside Mall, Dothan, Alabama, Midway Plaza, Opelika, Alabama and Cloud Springs Plaza (Park Plaza), Fort Oglethorpe, Georgia, as security for the Loan and this amendment sets forth Modifications of the Loan Agreement agreed upon by the parties hereto;

     NOW, THEREFORE, the parties hereto, in consideration of Ten
Dollars ($10.00) and other valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged by each, hereby act and agree as follows:

1.   Amendments.

     (a) Section 3 of the Loan Agreement entitled "Maximum Loan Amounts; Revolving Line of Credit Loan" is hereby amended by striking therefrom the words "$25,000,000 (the "Maximum Loan Amount") and substituting therefor the words "$12,000,000 (the "Maximum Loan Amount").

     (b)  Section 4.6 of the Loan Agreement entitled "Borrowing
Base" is hereby stricken in its entirely and the following is substituted therefor:

"4.6 Borrowing Base. As used herein, the term "Borrowing Base" shall mean, as of any date, the lesser of: (a) an amount equal to forty percent (40%) of the aggregate Fair Market Value as of such date of the Mortgaged Properties, or, (b) an amount which, if it were the Outstanding Principal of the Loan as of such date (including any SBLC's which may be outstanding), would make Annualized Operating Income (defined in Section 8.11.1 below) as of such date equal to Projected Debt Service (defined in Section
8.11.4 below) multiplied by 2.25."

     (c)  Section 5.4 of the Loan Agreement entitled "Certain
Rights" is hereby amended by adding the following paragraph thereto:

"Sponsor hereby subordinates to the Secured Obligation his interest in that certain note or notes executed by REIT (and/or entities controlled by REIT) in the aggregate approximate amount of $3,030,427 and subordinates as to principal to the prior payment of the Secured Obligations and REIT hereby agrees not to make, and Sponsor hereby agrees not to accept, any payments of principal under said note(s) until all the Secured Obligations under the Agreement have been paid in full and REIT shall make, and Sponsor shall accept, no other payments of interest, fees, or of any other kind under said note(s) if the ratio of (i) Distributions to shareholders of REIT (including Distributions to any minority interests) to (ii) Funds from Operations as currently defined by NAREIT (without adding back to net income any amortization of deferred financing costs for purposes of this subordination), shall have exceeded 90% for the quarter most recently ended, provided, however, notwithstanding the foregoing, that REIT may pay, and Sponsor may accept, payments of interest under the note(s) if there exists no defaults by Borrower, REIT or Sponsor under the Agreement. Said Note in favor of Sponsor shall be included in calculations of Funded Debt under the Agreement."

     (d)  Sections 8.11, 8.11.1 and 8.11.2, entitled "Mortgaged
Property Debt Service Coverage" "Annualized Operating Income" and
"Eligible Revenues", respectively, of the Loan Agreement are hereby stricken in their entirety and the following are substituted therefor:

"8.11     Mortgaged Property Debt Service Coverage.  Annualized
Operating Income shall be calculated as of the end of each fiscal quarter and shall at times be equal to or greater than 225% of Projected Debt Service."

8.11.1 Annualized Operating Income. As used herein, the term "Annualized Operating Income" as of any date shall mean the excess, if any, of (i) Eligible Revenues as of such date, less
(ii) Defined Operating Expenses as of such date, annualized by multiplying the difference by a factor of four.

8.11.2    Eligible Revenues, Etc.  As used herein,

(a) the term "Eligible Revenues" as of any date shall mean for the fiscal quarter ending on such date the sum of (i) Base Rents,
(ii) Percentage Rents, and (iii) Operating Expense Reimbursements from leases of any portion of the Mortgaged Properties recognized in accordance with GAAP consistently applied, (but not including any gains or losses on the sale of assets).

(b) "Base Rents" for the most recently ended fiscal quarter shall mean the base or minimum fixed rent payments due to the Borrower during such quarter under any leases of any portion of the Mortgaged Properties.

(c) "Percentage Rents" from a Mortgaged Property as of any date shall mean the aggregate of the lowest amount of percentage or overage rents, net of any operating expense set-offs or other allowances and accrued in accordance with GAAP consistently applied.

(d) "Operating Expense Reimbursements" as of any date shall mean the portion of Defined Operating Expenses as of such date which are due the Borrower."

     (e) Subsection 8.11.3 is hereby amended by striking therefrom the words "Midway Property 201,976 sq. ft." and "Northside Property 372,151 sq. ft."

     (f)  Subsection 8.13 of the Loan Agreement entitled "Funded
Debt to Total Market Capitalization" is hereby amended by striking therefor the words "sixty percent (60%) and substituting therefor the words "seventy percent (70%)":

     (g) The Loan Agreement is hereby amended by adding thereto a new Subsection 8.13.1 as follows:

"8.13.1   Funded Debt to Restated Value.  The Funded Debt of the
REIT and its Subsidiaries on a consolidated basis shall not at any time exceed seventy percent (70%) of the Restated Value.

As used herein, "Restated Value" means, as of any date, the hypothetical value of all shopping center properties owned by the REIT and its Subsidiaries calculated in accordance with the following formula:

(i) Annualize the net operating income reported by REIT in its Consolidated Income Statement contained in its Form 10-Q (10-K) filed with the SEC for the most recent calendar quarter by multiplying such net operating income by four (4);

(ii) Adjust this annualized net operating income by subtracting therefrom an amount equal to seven cents ($.07) per square foot (based on the total Leasable Area Square Feet listed in the REIT's most recent Form 10K filed with the SEC, adjusted to reflect the leasable area of any properties acquired, sold or put into service from the date of such Form 10K through the end of the calendar quarter covered by the Form 10K referenced in clause
(i) above; and

(iii) Capitalize this adjusted annualized net operating income using a capitalization rate equal to 10.29%."

     (h)  Subsection 8.14 of the Loan Agreement entitled
"Tangible Net Worth" is hereby amended by striking therefrom the amount "$65,000,000" and substituting therefor the amount
$50,000,000".

     (i)  Subsection 8.15 of the Loan Agreement entitled
"Liquidity" is hereby amended by striking therefrom the amount of $2,500,000" and by substituting therefor the amount of $500,000".

     (j) Subsection 10.2 of the Loan Agreement entitled "Liens" is hereby amended by striking therefrom the following words:
"provided, however, that the REIT Group shall at all times maintain Unencumbered Real Estate with Annualized Operating Income in excess of $2,500,000".

     (k) Subsection 10.2.1 of the Loan Agreement is hereby stricken in its entirety.

     (l)  Subsection 10.3 of the Loan Agreement entitled
"Distributions" is hereby stricken in its entirety and the following substituted therefor:

"10.3     Distributions.  The REIT shall not make any
Distribution unless it shall have given the Lender at least ten
(10) days prior written notice thereof identifying such Distribution, the amount thereof and the Person or persons to whom it is to be made. Distributions, including Distributions to the owner(s) of operating partnership units of the Borrower, may not exceed 115% of Funds from Operation in any one fiscal quarter or 105% of Funds from Operation for any four consecutive quarters. As used herein, "Funds from Operations" shall be defined in accordance with the recommendations of the National Association of Real Estate Investment Trusts ("NAREIT"); provided however, that in addition to any other adjustments recommended by NAREIT, amortization of deferred financing costs shall be added back to net income to arrive at Funds from Operations for purposes of this covenant."

     (m)  Subsection 12.1 of the Loan Agreement entitled
"Valuation" is hereby stricken in its entirety and the following is substituted therefor:

"12.1     Valuation.  In connection with the execution of this
Amendment the Lender has caused to be prepared and has accepted appraisals of each of the Base Mortgaged Properties. The fair market value of each Base Mortgaged Property as so determined as of the valuation dated in each such appraisal is as follows:

          Mortgaged Property                 Value
          Wesmark Property                   $ 4,800,000
          Searstown Property                 $ 3,650,000
          Northwood Property                 $28,000,000

The Borrower hereby agrees that such fair market value shall constitute the "Fair Market Values" of the Base Mortgaged
Properties for all purposes of the Loan Documents unless and until modified as herein set forth."

     (n) Section 16 of the Loan Agreement entitled "Definitions" is hereby amended by adding after the definition "Rentable Space
8.11.3" the following definition:  "Restated Value Section
8.13.1."

     (o) Section 16 of the Loan Agreement entitled "Definitions" is hereby further amended by striking therefrom the definition of "Base Mortgaged Property" and by substituting therefor the following:

"Base Mortgaged Property" shall mean each of the Northwood
Property, Searstown Property and Wesmark Property."

     (p) Section 16 of the Loan Agreement entitled "Definitions" is hereby further amended by striking the list of properties included in the definition of Unencumbered Real Estate in its entirety and by substituting therefor the following list:

"Normandale Mall, Montgomery, AL
 Blackman Plaza, Wilkes-Barre, PA
 Newberry Plaza, Newberry SC
 Manahawkin Center, Manahawkin, NJ (exclusive of K-Mart)."

2. Payments. At the time of the execution of this Amendment, the Borrower shall pay to the Lender any current or previously outstanding legal, appraisal and title insurance fees, costs or expenses.

3. Representations and Warranties. To induce Lender to enter into this Amendment, the Borrower, REIT and Sponsor represent and warrant to Lender as follows:

(a) The information set forth in this Amendment is true and correct.

(b) The Borrower, REIT and Sponsor have full power, authority and legal right to execute and deliver this Amendment, and this Amendment constitutes the valid and binding obligation of Borrower, REIT and Sponsor, enforceable against them in accordance with its terms.

(c) None of the Borrower, the REIT or the Sponsor has any charge, claim, demand, plea or setoff upon, for or against the Agreement or any of the Loan Documents. The Outstanding
Principal of the Loan as of the date hereof is $11,895,000, and such sum remains due and payable in accordance with the terms and provisions of the Agreement and other Loan Documents.

(d) If the effect of the amendments contained in this Amendment are taken into account, no Default exists under the Agreement or any other Loan Document.

(e) The execution, delivery and performance of this Amendment has been duly authorized by all requisite partnership or trust action on the part of the Borrower and the REIT, as the case may be, and will not violate any partnership documents of the Borrower or trust documents of the REIT or any provision of any law or any order of any tribunal, and will not conflict with, result in a breach of or constitute a default under any mortgage, security agreement, loan or other credit agreement, or any other agreement or instrument to which the Borrower or the REIT or the Sponsor is a party, or result in the imposition of any Lien upon the assets of the Borrower, the REIT or the Sponsor except as contemplated by this Amendment.

4. Effectiveness of Loan Documents. Except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. References in any of the Loan Documents to the Loan Agreement shall hereafter be deemed to mean and refer to the Loan Agreement as amended by this Amendment.

5.   Miscellaneous.

(a) This Amendment constitutes the entire understanding among the Borrower, the REIT, the Sponsor and the Lender concerning the modification of the Loan Agreement. All prior and contemporaneous negotiations and understandings are merged in this Amendment.

(b) The captions preceding the sections of this Amendment are for convenience of reference only. They are not a part of this Agreement and shall not be considered in construing its meaning or effect.

(c) The Borrower, the REIT and the Sponsor shall pay the attorneys' fees and costs incurred by Lender in connection with the modification of the Loan Agreement evidenced by this Amendment.

(d) This Amendment shall be construed in accordance with the laws of the State of Rhode Island as provided in Section 20 of the Loan Agreement, and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereof have caused this Amendment to be duly executed as a sealed instrument the day and year first above written.

                         FLEET NATIONAL BANK

                              By:  /s/ Thomas T. Hanold
                              Name:  Thomas T. Hanold
                              Title: Vice President


                         MARK CENTERS LIMITED PARTNERSHIP

                              By:  /s/ Joshua Kane
                              Name:  Joshua Kane
                              Title: Senior Vice President and
                                     Chief Financial Officer


                         MARK CENTERS TRUST

                              By:  /s/ Joshua kane
                              Name:  Joshua Kane
                              Title: Senior Vice President and
                                     Chief Financial Officer


                              /s/ Marvin L. Slomowitz
                              Marvin L. Slomowitz